Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-86457, 333-93516, 333-60651 and 333-109406) and Forms S-8 (No. 333-19197, 333-60079 and 333-60619) of Winston Hotels, Inc. of our report dated March 13, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Raleigh, NC
March 13, 2006

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